Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Managed Income - Investment Grade Portfolio (BR-
IG)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-16-2018

Security Type:
BND/CORP

Issuer
JPMorgan Chase and Co. (2049)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC,ABN AMRO Securities
(USA) LLC,ANZ Securities,Inc.,BMO Capital
Markets Corp.,Capital One Securities,Inc.,CIBC
World Markets Corp.,Danske Markets Inc.,ING
Financial Markets LLC,Lloyds Securities
Inc.,Mizuho Securities USA LLC,MUFG Securities
Americas Inc.,nabSecurities,LLC,PNC Capital
Markets LLC,RBC Capital Markets,LLC,RBS
Securities Inc.,Santander Investment Securities
Inc.,Scotia Capital (USA) Inc.,SG Americas
Securities,LLC,SMBC Nikko Securities
America,Inc.,Standard Chartered Bank,TD
Securities (USA) LLC,UniCredit Capital Markets
LLC,Westpac Capital Markets,LLC,R. Seelaus &
Co.,Inc.,Samuel A. Ramirez &
Company,Inc.,Siebert Cisneros Shank &
Co.,L.L.C.,The Williams Capital Group,L.P.

Transaction Details

Date of Purchase
01-16-2018


Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
0.875%


1. Aggregate Principal Amount Purchased
(a+b)
$ 48,677,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$ 15,990,000

b. Other BlackRock Clients
$31,687,000

2. Aggregate Principal Amount of
Offering
$ 1,750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0278




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Arushi Bhasin
Date: 01-23-2018
Global Syndicate Team Member




Approved by: Betsy Mathews
Date: 02-27-2018
Global Syndicate Team Member